CollaGenex
                                 pharmaceuticals         [GRAPHIC OMITTED]


June 26, 2001

Ed Thompson
President, PMRS, Inc.
423 Sargon Way
Horsham, PA 19044

Dear Mr. Thompson:

This letter serves to clarify Exhibits A, B, and C in the PMRS/CollaGenex Services and Supply Agreement, amended December 1, 2000

Section 2.4 (a) shall now read:

         PMRS shall provide a BULK PRODUCT COA and such other documents as may be requested or required by regulatory bodies, whether domestic or foreign, to COLLAGENEX, prior to shipment as set forth in EXHIBITS B.1 (US TABLETS) AND B.2 (EU TABLETS).

Section 2.4 (f), formerly the second 2.4 (e), shall now read:

         Final Product Testing: PMRS shall provide COLLAGENEX with a FINAL
         ---------------------
         PRODUCT COA and such other documents as may be requested or required by regulatory bodies, whether domestic or foreign, to COLLAGENEX, prior to shipment as set forth in EXHIBIT C.1 (100 COUNT BOTTLES) AND C.2 (BLISTERS). If the FINAL PRODUCT does not conform to the Specification, PMRS will immediately notify COLLAGENEX and the parties will consult with each other, regarding the nonconformity with a view towards resolving the nonconformity.

Exhibits A, B.1, B.2, C.1, and C.2 are attached.

All other terms and conditions remain as per the PMRS/CollaGenex Services and Supply Agreement, amended December 1, 2000.

For PMRS, Inc:


/s/ Edwin R. Thompson
----------------------
Mr. Edwin R. Thompson
President


For CollaGenex Pharmaceuticals, Inc.


/s/ John McPartland
--------------------
Mr. John McPartland
Director of Manufacturing

       CollaGenex Pharmaceuticals, Inc., 41 University Drive, Suite 200,
                             Newtown, PA 18940 USA
                       215-579-7388 voice 215-579-8577 fax

EXHIBIT A:

BULK PRODUCT DESCRIPTION:

White to off-white, round, film-coated tablets engraved on one side with a "PS 20" monogram, containing doxycycline hyclate equivalent to 20 mg doxycycline, and delivered in 300 kg lot sizes (approximately 1.5 million tablets per lot) in polyethylene-lined fiber drums with desiccant pouches.

FINAL PRODUCT DESCRIPTION:

White to off-white, round, film-coated tablets engraved on one side with a "PS 20" monogram, containing doxycycline hyclate equivalent to 20 mg doxycycline, and delivered in HDPE bottles with desiccant pouches, induction seal liners, and CRC caps as 60 and 100 count packages; or in HDPE bottles with desiccant pouches, induction seal liners, and screw caps as 1000 count packages; or in blisterpacks composed of aluminum foil PVC/ACLAR.

BULK TABLET RELEASE AND STABILITY SPECIFICATIONS (US TABLETS):

As contained in NDA 50-783, Section 3.2.7.2 (Page 1.5 - 029)

Exhibit A, Attachment 1

BULK TABLET RELEASE AND STABILITY SPECIFICATIONS (EU TABLETS):

As contained in the MCA "Grant of Marketing Authorisation", PL 17096/0002, Section B., Page 1

Exhibit A, Attachment 2

                            EXHIBIT A - ATTACHMENT 1
NDA 50-783
Periostat(R)(doxycycline hyclate tablets), 20 mg
Section 3 - CMC

          The following specifications pertain to Periostat(R) (doxycycline hyclate tablets), 20 mg:

Test                           Limit                           Method
----                           -----                           ------
Appearance/ description        White to off-white, round,      Visual
                               film-coated tablet with
                               "PS 20" monogram
Identification (release only)  Conforms to standard            USP, Doxycycline
                                                               tablets
Odor                           Practically odorless            See PMRS 80061
Hardness                       Report                          See PMRS 80061
Friability                     NMT 1%                          USP <1216>
Assay                          90.0% to 120.0% label claim     See PMRS 80061
Uniformity of dosage units/    Conforms                        USP <905>
content uniformity (release
only)
Total impurities/degradant     NMT 5.0%                        See PMRS 80061
(area %)
Water                          NMT 8.5%                        USP <921>
Dissolution                    Q: 85% in 90 minutes            USP <711>

3.2.7.3       Analytical Methods
              The methods listed above for the uncoated and film-coated tablets are provided in PMRS analytical monographs 80070 and 80061, respectively. Copies of the current versions of these documents, designated by numeric suffixes (.01 and .06, respectively), follow.


                            EXHIBIT A - ATTACHMENT 2
                                                                                                               PL 17096/0002
                                 LICENCE DETAILS

     Finished Product Specification-

       TEST DESCRIPTION                     SPECIFICATION                             SPECIFICATION
                                              (RELEASE)                            (END OF SHELF LIFE)

Description                         White to off-white, round,                 White to off-white, round,
                                    film-coated tablet with PS-20 monogram     film-coated tablet with PS-20
                                                                               monogram

Identification                      Main peak retention time by HPLC           Main peak retention time by HPLC
                                    conforms to that of doxycycline            conforms to that of doxycycline
                                    hyclate standard                           hyclate standard

Odour                               Practically odourless                      Practically odourless

Content of doxycycline              95-105% label claim                        95-105% label claim

Identity of colour                  Positive for Titanium dioxide by           Positive for Titanium dioxide by
                                    hydrogen peroxide colour test              hydrogen peroxide colour test

Uniformity of content               Of ten tablets, each individual            Of ten tablets, each individual
                                    content is from 85-115% of mean            content is from 85-115% of mean
                                    content.  If one individual content        content.  If one individual
                                    is outside these limits but within         content is outside these limits
                                    75-125% of the mean determine the          but within 75-125% of the mean
                                    individual content of 20 further           determine the individual content
                                    tablets.  The sample complies if not       of 20 further tablets.  The sample
                                    more than 1 tablet is outside the          complies if not more than 1 tablet
                                    limits of 85-115% of the mean and          is outside the limits of 85-115%
                                    none is outside 75-125% of the             of the mean and none is outside
                                    mean./  (Ph. Eur. 2.9.6)                   75-125% of the mean./  (Ph. Eur.
                                                                               2.9.6)

Related substances

              6-epidoxycycline      NMT 1.6%                                   NMT 1.6%

                  Methacycline      NMT 1.0%                                   NMT 1.0%

          Unidentified related      NMT 0.4%                                   NMT 0.4%
       substances (individual)

      Total related substances      NMT 3.0%                                   NMT 3.0%

Light-absorbing impurities          <0.2%                                      <0.2%

Hardness                            13.5-21.5 kp                               13.5-21.5 kp

Friability                          NMT 1%                                     NMT 1%

Dissolution (Ph. Eur. 2.9.3)1       NLT 70% released in 45 minutes             NLT 70% released in 45 minutes

Dissolution (in-house test)2        NLT 85% released in 90 minutes             NLT 85% released in 90 minutes

Disintegration3                     NMT 30 mins                                NMT 30 mins

Water content                       NMT 5% w/w                                 NMT 8.5% w/w

Microbial contamination
           Total aerobic count      <=1000 cfu/g                               <=1000 cfu/g
                         Fungi      <=100 cfu/g                                <=100 cfu/g
                       E. coli      absent in 1 g                              absent in 1 g

         1Tested on import into the EC;
         2Tested at manufacturing site in USA
         3Carried out only as part of in-process control

EXHIBIT B.1 BULK PRODUCT COA (US TABLETS):


Page 1 of 1                                                                                      R15287
                             PMRS [GRAPHIC OMITTED]
              PHARMACEUTICAL MANUFACTURING RESEARCH SERVICES, INC.
            FINISHED PRODUCT CERTIFICATE OF ANALYSIS AND DISPOSITION
----------------------------------------------------------------------------------------------------------------------------------
ITEM DESCRIPTION:              PERIOSTAT DOXYCYCLINE 20 MG FILM COATED TABLET (US MARKET)
----------------
ITEM CODE:                   70206            CONTAINERS:            4 Drum               DISPOSITION NUMBER: QAD04978
RECEIVING NUMBER:            R15287           QUANTITY:              317.311 Kg           EXP. DATE:          10/2001
MANUFACTURER:                PMRS             DATE TESTED:           05/16/2001           JOB NUMBER:         656
MANUFACTURER LOT NO:         B01159           DISPOSITION:           APPROVED             PMRS BATCH NUMBER:
DATE MANUFACTURED:           05/09/2001       DISPO DATE:            05/23/2001           B01159
                                              DISPOSITION BY:        pmcnally
----------------------------------------------------------------------------------------------------------------------------------
Test:                        Reference:   Lower Spec:   Upper Spec:  Result:     Units:     Analyst:   Report       Result Ref:
----                         ---------    ----------    ----------   ------      -----      -------    ------       ----------

Description                  80061.07     conforms      ---          Conforms    ---        RL         05/15/2001   PMRS-258/55

Identification               80061.07     conforms to   ---          Conforms    ---        SS         05/16/2001   PMRS-130/185
                                          standard

Odor                         80061.07     practically   ---          Odorless    ---        RL         05/15/2001   PMRS-258/58
                                          odorless

Hardness                     80061.07     report        ---          17.8        kp         JCM        05/11/2001   PMRS-260/2
                                          results

Friability                   80061.07     ---           1            0           %          JCM        05/11/2001   PMRS-259/11

Assay                        80061.07     90.0          120.0        100.4       %LC        RL         05/15/2001   PMRS-258/67

Uniformity of Dosage Units/  80061.07     85.0          115.0        99.7        %LC        RL         05/15/2001   PMRS-258/68
Content Uniformity (Range)                                           (93.6-
                                                                     101.6)

Uniformity of Dosage Units/  80061.07     ---           6.0          2.3         %RSD       RL         05/15/2001   PMRS-258/68
Content Uniformity (% RSD)

Total Impurity/Degradant-    80061.07     ---           5.0          1.0         %w/w       RL         05/15/2001   PMRS-258/83
Total

Total Impurity/Degradant-    80061.07     report        ---          0.0         %area      RL         05/15/2001   PMRS-258/64
Unknown 1

Total Impurity/Degradant-4-  80061.07     report        ---          0.1         %w/w       RL         05/15/2001   PMRS-258/83
epidoxycycline

Total Impurity/Degradant-    80061.07     report        ---          0.1         %w/w       RL         05/15/2001   PMRS-258/82
metacycline

Total Impurity/Degradant-    80061.07     report        ---          0.8         %w/w       RL         05/15/2001   PMRS-258/82
6-epidoxycycline

Water                        80061.07     ---           8.5          4.3         %          SCC        05/14/2001   PMRS-262/2

Dissolution (90 minutes)     80061.07     85            ---          99          %LC(Q)     SCC        05/11/2001   PMRS-264/4

Identification (HPLC)        80061.07     conforms      ---          Conforms    ---        RL         05/15/2001   PMRS-258/68
----------------------------------------------------------------------------------------------------------------------------------

SAMPLE NUMBERS:
COMMENTS:         1,474,834 Tablets (215.2 mg/tab)

PERIOSTAT DOXYCYCLINE 20 MG FILM COATED TABLET (US MARKET), BATCH/LOT: B01159 WAS MANUFACTURED AND ANALYZED ACCORDING TO UNITED STATES CURRENT GOOD MANUFACTURING PRACTICE REQUIREMENTS AND MEETS ALL REQUIREMENTS FOR HUMAN USE.

THE ABOVE RESULTS HAVE BEEN CHECKED AGAINST AND ARE CERTIFIED TO BE A TRUE COPY OF THE ACTUAL REPORTED ANALYTICAL RESULTS.


/s/ Patrick J. McNally           05/23/2001
-------------------------------------------
Patrick J. McNally
Director, Quality Management


423 Sargon Way Horsham, PA 19044-5201 Phone (215) 957-9400 Fax (215) 957-6161

                                                       PMRS [GRAPHIC OMITTED]

EXHIBIT B.2 BULK PRODUCT COA (EU TABLETS):

While a COA for EU tablets has not been issued as of the date of this document, the COA for EU tablets will contain the test results as required by the MCA "Grant of Marketing Authorisation", PL 17096/0002, Section B., Page 1 and will use a format similar to the COA for US Tablets (Exhibit B.1).

EXHIBIT C.1 FINAL PRODUCT COA (100 COUNT BOTTLES):

Page 1 of 1                                                                                           R15420
                             PMRS [GRAPHIC OMITTED]
              PHARMACEUTICAL MANUFACTURING RESEARCH SERVICES, INC.
            FINISHED PRODUCT CERTIFICATE OF ANALYSIS AND DISPOSITION

ITEM DESCRIPTION:          PERIOSTAT 20 MG 100 TABLETS / BOTTLE

ITEM CODE:                 80247            CONTAINERS:          3 Bottle                DISPOSITION NUMBER:   QAD05105
RECEIVING NUMBER:          R15420           QUANTITY:            300 tabs                RETEST DATE:          04/2003
PO NUMBER:                                  DATE TESTED:         06/21/2001              JOB NUMBER:           656
SUPPLIER:                  PCI Services     DISPOSITION:         APPROVED - ID ONLY      PMRS BATCH NUMBER:
MANUFACTURER:              PMRS             DISPO DATE:          6/26/2001               B01163A
MANUFACTURER LOT NO:       B01163A          DISPOSITION BY:      pmcnally
---------------------------------------------------------------------------------------------------------------------------------
Test:                      Reference:   Lower Spec:   Upper Spec:  Result:          Units:   Analyst:   Report       Result Ref:
----                       ---------    ----------    ----------   ------           -----    -------    Date:        ----------
                                                                                                        -----

Description                80095.00     conforms      ---          Conforms         ---      RL         06/21/2001   PMRS-263/7

Identification             80095.00     conforms      ---          Conforms         ---      RL         06/21/2001   PMRS-263/9
(Doxycycline Hyclate)

SAMPLE NUMBERS:  S41030
COMMENTS:  None
Periostat 20mg 100 Tablets / Bottle, Batch/Lot: B01163A was manufactured and analyzed according to United States current Good Manufacturing Practice requirements. Finished product testing is the responsibility of the client.

The above results have been checked against and are certified to be a true copy of the actual reported analytical results.

/s/ Patrick J. McNally           06/26/2001
-------------------------------------------
Patrick J. McNally
Director, Quality Management


  423 Sargon Way Horsham, PA 19044-5201 Phone (215) 957-9400 Fax (215) 957-6161
                                                              [GRAPHIC OMITTED]

EXHIBIT C.2 FINAL PRODUCT COA (BLISTERS):

                                                                                                                          R15412
                             PMRS [GRAPHIC OMITTED]
              PHARMACEUTICAL MANUFACTURING RESEARCH SERVICES, INC.
-----------------------------------------------------------------------------------------------------------------------------------
                     Certificate of Analysis and Disposition
-----------------------------------------------------------------------------------------------------------------------------------
ITEM DESCRIPTION:  PERIOSTAT 20MG 2 X 2 BLISTER CARD

ITEM CODE:              80245                      GRADE:                no grade
RECEIVING NUMBER:       R15412                     MFG RETEST DATE:      04/03                  DISPOSITION:     Approved
PO NUMBER:                                         CONTAINERS:           1 Carton               DISPO DATE:      06/18/2001
SUPPLIER:               PCI Services               QUANTITY:             72 each                DISPO BY:        jmeltzer
MANUFACTURER:           PMRS                       DATE TESTED:          06/15/2001             DISPO NUMBER:    QAD05089
MFG LOT NO:             B01159B                    RETEST DATE:          04/2003                JOB NUMBER:      656
----------------------------------------------------------------------------------------------------------------------------------
R15412                   SAMPLE NUMBERS: S41020

Test:                      Reference:       Lower Spec:     Upper Spec:  Result:      Units:   Analyst:   Report Date  Result Ref:
----                       ---------        ----------      ----------   ------       -----    -------    -----------  ----------


Description                80095.00         conforms        ---          conforms     ---      RL         06/15/2001   PMRS 263/4

Identification             80095.00         conforms        ---          conforms     ---      RL         06/15/2001   PMRS 263/6
(Doxycyline Hyclate)
-----------------------------------------------------------------------------------------------------------------------------------


Comments:     None

The above results have been checked against and are certified to be a true copy of the actual reported analytical results.


/s/ Jeffrey S. Meltzer           06/18/2001                  [GRAPHIC OMITTED]
-------------------------------------------
Jeffrey S. Meltzer
Manager, Quality Assurance



  423 Sargon Way Horsham, PA 19044-5201 Phone (215) 957-9400 Fax (215) 957-6161